Kandi Technologies Reports Full Year 2016 Financial Results

JINHUA, CHINA-- (March 16, 2017) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2016.

Full Year 2016 Highlights

•	Total revenues were $129.5 million in 2016, a decrease of 35.6% from total revenues of $201.1 million in 2015.
•	EV parts sales decreased by 38.8% to $120.1 million in 2016, compared with EV parts sales of $196.1 million in 2015.
•	Off-road vehicles sales increased by 13.5% to $5.7 million in 2016, compared with off- road vehicle sales of $5.0 million in 2015.
•

Kandi Electric Vehicles Group Co., Ltd. (The “JV Company”) sold 10,148 EV products in 2016, compared to 24,220 EV products sold in 2015. Total EV products sales included 4,766 EV products sold to the Micro Public Transportation (“MPT”) program and 5,382 EV products sold through distribution channels under our direct sales program.

•	GAAP net loss in 2016 was $6.5 million, or $0.14 loss per fully diluted share, compared with GAAP net income of $14.7 million, or $0.31 per fully diluted share, in 2015.
•

Non-GAAP adjusted net income[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $4.6 million in 2016, compared with non- GAAP adjusted net income of $28.5 million in 2015. Non-GAAP adjusted earnings per share[1] was approximately $0.10 per fully diluted share for the full year of 2016, compared with non-GAAP adjusted earnings per share of $0.61 per fully diluted share for the same quarter of 2015.

•	Working capital surplus was $86.3 million as of December 31, 2016. Cash, cash equivalents and restricted cash totaled $25.2 million as of December 31, 2016.

“2016 was a challenging year for us. Compared to the all-time high EV sales we recorded in 2015, our net sales and profitability decreased in 2016. This decrease was the result of confusion surrounding EVs manufactured and sold by the JV Company during 2013 and 2014 that used the reusable battery exchange model. These issues have since been properly resolved after the several conversations with the relevant regulatory authorities. Although the Chinese government’s EV subsidy review has now been finalized, it had a negative effect on our business in 2016. However, despite these setbacks, the Company has continued to put forth its best efforts to improve its products and its business. We are also excited about progress that we have made in the recent quarters,” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi.

________________________________________________________
1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of the stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

“First, Kandi’s wholly-owned subsidiary Kandi Hainan received a second subsidy payment of RMB 100 million (approximately USD 14.5 million) in November 2016 from the Hainan Provincial Government for research and development expenditures for a new EV model. The subsidy payment is a strong indicator of the Hainan government’s generous support for our Hainan EV project. Second, in December 2016, we received the final results of the Chinese government’s subsidy review for renewable energy vehicles. According to the results, EVs that were manufactured by the JV Company in 2015, 2016, and later will remain eligible for the same amount of government subsidies as previously anticipated. Third, in the first quarter of 2017, the JV Company’s two Global Hawk EV models, JL7001BEV18 (Kandi Model K11) and SMA7001BEV25 (Kandi Model K17), have been included in 2017’s first and second Directories of Recommended Models for Energy Saving and New Energy Vehicle Demonstration and Promotion issued by the Chinese Ministry of Industry and Information Technology. We believe that our inclusion in these directories has laid a solid foundation for Kandi’s business growth in 2017. Fourth, our wholly-owned subsidiary Yongkang Scrou successfully launched its next generation advanced drive motor, which achieves higher output efficiencies and rated power at roughly the same cost of production. The JV Company expects to purchase more than 20,000 next generation drive motor units from Yongkang Scrou in the second half of 2017. The new motor will help enhance our product capabilities and increase its competitive advantages while maintaining effective cost controls.”

“The Company’s recent form 8-K reports certain financial reporting issues identified by the Company’s management for the full years 2014 and 2015 and the first three quarters of 2016. The Company will, include the restatement to its previously issued financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2016, which restatements will include separate audited financial statements for the JV Company. The restatements will have no effect on the net income of the Company as previously reported.”

“Going forward, we are confident with the continued support of our investors, we will be able to focus on innovation and regain our leading market position,” Mr. Hu concluded.

Full Year 2016 Financial Results

Net Revenues and Gross Profit

	2016	2015	Y-o-Y%
Net Revenues (US$mln)	$129.5	$201.1	-35.6%
Gross Profit (US$mln)	$17.7	$28.4	-37.6%
Gross Margin	13.7%	14.1%	-

Net revenues for the full year 2016 decreased 35.6% from 2015. The decrease in net revenues was mainly due to the decrease of sales volume. Gross margin for the full year 2016 decreased to 13.7%, compared with 14.1% in 2015. The moderate decrease of gross margin was due to less profitable off-road vehicles sales this year.

Operating Income (Loss)

	2016	2015	Y-o-Y%
Operating Expenses (US$mln)	$48.7	$32.4	50.3%
Operating Income (Loss) (US$mln)	($31.0)	($4.0)	675%
Operating Margin	-24.0%	-2.0%	-
Operating Income (Loss) (US$mln) (Non-GAAP)	($16.1)	$18.4	-187.5%

Total operating expenses in 2016 were $48.7 million, compared with $32.4 million in 2015. The significant increase in total operating expenses was due to significantly increased research and development costs for Hainan’s new EV model development.

GAAP Net Income

	2016	2015	Y-o-Y%
Net Income (US$mln)	($6.5)	$14.7	-144.2%
Earnings per Weighted Average Common Share	($0.14)	$0.31	-
Earnings per Weighted Average Diluted Share	($0.14)	$0.31	-
Stock award expenses	$15.0	$22.4	-33.0%
Change of the fair value of financial derivatives	($3.8)	($8.5)	-55.3%
Non-GAAP net income from continuing operations	$4.6	$28.5	-83.9%

Net loss in 2016 was $6.5 million, compared with net income of $14.7 million in 2015. The decrease in net income was primarily attributable to decreased revenue and gross profits, the JV Company’s net losses, and significantly increased research and development expenses to help prepare the Company for future business growth.

JV Company Financial Results

In the fourth quarter 2016, the JV Company sold 2,764 EV products. For the full year 2016, the JV Company sold 10,148 EV products, a 58.1% decrease from 2015. Total EV product sales comprised 4,766 EV products through the MPT program and 5,382 EV products through our direct distribution channels.

The condensed financial income statement of the JV Company for the full year 2016 is as set forth below:

	2016	2015	Y-o-Y%
Net Revenues (US$mln)	$179.3	$362.7	-50.6%
Gross Profit (US$mln)	$19.3	$59.6	-67.6%
Gross Margin	10.8%	16.4%	-
Net Income	($14.2)	$23.3	-160.9%
% of Net revenues	-7.9%	6.4%	-

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for $7.1 million for the full year 2016. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $7.3 million for the full year 2016.

Full Year 2016 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern time) on March 16, 2017 (8:00 PM Beijing time on March 16, 2017). Mr. Hu Xiaoming, the Company’s Chief Executive Officer and Mr. Mei Bing, the Company’s Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	Toll-free dial-in number: +1 877-407-3982
•	International dial-in number: +1 201-493-6780
•	Webcast and replay: http://public.viavid.com/index.php?id=123367

A live audio webcast of the call may also be accessed by visiting Kandi's Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group
Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
		Restated

Current assets
Cash and cash equivalents	$12,235,921	$16,738,559
Restricted cash	12,957,377	16,172,009
Short term investment	4,463,097	1,613,727
Accounts receivable	32,394,613	8,136,421

	11,914,110	17,773,679
Inventories (net of provision for slow moving inventory of $415,797 and $485,901 as of December 31, 2016 and December 31, 2015, respectively
Notes receivable	-	11,102,239
Notes receivable from JV Company and related party	400,239	1,931,076
Other receivables	66,064	332,922
Prepayments and prepaid expense	4,317,855	181,534
Due from employees	4,863	34,434
Advances to suppliers	38,250,818	7,618,731
Amount due from JV Company, net	136,536,159	76,172,471
Amount due from related party	10,484,816	40,606,162
TOTAL CURRENT ASSETS	264,025,932	198,413,964

LONG-TERM ASSETS
Property, Plant and equipment, net	15,194,442	20,525,126
Land use rights, net	11,775,720	12,935,121
Construction in progress	27,054,181	46,821,816
Long Term Investment	1,367,723	1,463,182
Investment in JV Company	77,453,014	90,337,899
Goodwill	322,591	322,591
Intangible assets	413,211	495,306
Other long term assets	42,091,371	154,019
TOTAL Long-Term Assets	175,672,253	173,055,060

TOTAL ASSETS	$439,698,185	$371,469,024

CURRENT LIABILITIES
Accounts payables	$115,870,051	$73,957,969
Other payables and accrued expenses	4,835,952	9,544,909
Short-term loans	34,265,065	36,656,553
Customer deposits	41,671	94,026
Notes payable	14,797,325	3,850,478
Income tax payable	1,364,235	624,276
Due to employees	21,214	9,423
Deferred taxes liabilities	118,643	2,374,924
Financial derivate - liability	-	3,823,590
Deferred income	6,363,751	13,726
Total Current Liabilities	177,677,907	130,949,874

LONG-TERM LIABILITIES
Long term bank loans	28,794,172	-
Deferred taxes liabilities	878,639	1,593,582
Total Long-Term Liabilities	29,672,811	1,593,582

TOTAL LIABILITIES	207,350,718	132,543,456

STOCKHOLDER'S EQUITY

Common stock, $0.001 par value; 100,000,000 shares authorized; 47,699,638 and 46,964,855 shares issued and outstanding at December 31,2016 and	47,700	46,965
December 31,2015, respectively
Additional paid-in capital	227,911,477	212,564,334

	24,545,163	31,055,919
Retained earnings (the restricted portion is $4,219,808 and $4,172,324 at December 31,2016 and December 31,2015, respectively)
Accumulated other comprehensive income(loss)	(20,156,873)	(4,741,650)
TOTAL STOCKHOLDERS' EQUITY	232,347,467	238,925,568

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$439,698,185	$371,469,024

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
		Restated	Restated

REVENUES FROM UNRELATED PARTY, NET	$47,870,589	$6,790,032	$49,539,910
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	81,621,424	194,279,141	120,689,096

REVENUES, NET	129,492,013	201,069,173	170,229,006

COST OF GOODS SOLD	111,770,197	172,649,955	146,825,073

GROSS PROFIT	17,721,816	28,419,218	23,403,933

OPERATING EXPENSES:
Research and development	26,504,650	3,482,511	2,755,637
Selling and marketing	1,567,707	633,863	1,345,588
General and administrative	20,665,709	28,255,267	14,058,548
Total Operating Expenses	48,738,066	32,371,641	18,159,773

INCOME(LOSS) FROM OPERATIONS	(31,016,250)	(3,952,423)	5,244,160

OTHER INCOME(EXPENSE):
Interest income	2,961,153	3,138,717	1,701,121
Interest expense	(1,831,667)	(2,214,635)	(3,480,646)
Change in fair value of financial instruments	3,823,590	8,519,295	6,531,308
Government grants	25,913,540	1,645,032	288,498
Share of profit (loss) in associated companies	0	0	(54,308)
Share of profit (loss) after tax of JV	(7,307,510)	11,841,855	4,490,266
Other income (expense), net	1,627,933	1,814,882	(34,649)
Total other income, net	25,187,039	24,745,146	9,441,590

INCOME (LOSS) BEFORE INCOME TAXES	(5,829,211)	20,792,723	14,685,750

INCOME TAX BENEFIT (EXPENSE)	(681,546)	(6,127,228)	(2,414,412)

NET INCOME (LOSS)	(6,510,757)	14,665,495	12,271,338

OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation	(15,415,223)	(9,631,753)	(2,725,143)

COMPREHENSIVE INCOME(LOSS)	$(21,925,980)	$5,033,742	$9,546,195

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,447,665	46,744,718	42,583,495
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,447,665	46,925,554	42,715,818

NET INCOME (LOSS) PER SHARE, BASIC	$(0.14)	$0.31	$0.29
NET INCOME (LOSS) PER SHARE, DILUTED	$(0.14)	$0.31	$0.29

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
		As Restated	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$(6,510,757)	$14,665,495	$12,271,338
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,863,277	5,788,780	5,571,465
Assets Impairments	(40,142)	194,366	0
Deferred taxes	3,651,362	1,446,345	1,579,855
Change in fair value of financial instruments	(3,823,590)	(8,519,295)	(6,531,308)

Loss (income) in investment in associated companies	0	0	54,308
Share of profit after tax of JV Company	7,307,510	(11,841,855)	(4,490,266)
Decrease in reserve for fixed assets	0	0	(302,023)
Stock Compensation cost	14,913,212	22,306,987	0

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(40,962,889)	(16,240,270)	13,739,774
Notes receivable	1,383,605	1,708,223	0
Notes receivable from the JV Company and related parties
Inventories	4,952,792	(3,497,460)	(6,280,502)
Other receivables	(43,650,395)	(193,954)	315,071
Due from employee	41,529	(7,596)	5,139
Prepayments and prepaid expenses	(9,209,955)	6,664,779	2,609,162
Amount due from JV Company	(111,996,250)	(127,667,063)	(62,142,181)
Due from related party	28,715,113	(42,249,905)	0

Increase (Decrease) In:
Accounts payable	112,150,789	164,704,112	43,114,334
Other payables and accrued liabilities	(3,790,859)	5,300,095	2,694,689
Notes payable	(8,480,858)	(15,398,471)	(1,951,788)
Customer deposits	(48,312)	(2,496,382)	2,588,830
Income Tax payable	1,008,274	(1,039,187)	482,020
Net cash (used in ) provided by operating activities	$(49,526,543)	$(6,372,255)	$3,327,918

CASH FLOWS FROM INVESTING ACTIVITIES:
(Purchases)/Disposal of plant and equipment, net	(275,801)	(827,059)	(2,101,355)
(Purchases)/Disposal of land use rights and other intangible assets	(3,388)	1,589,165	(1,668,534)
(Purchases)/Disposal of construction in progress	(6,001,664)	1,128,443	(58,860,969)
Disposal of associated company	0	0	(96,299)
Issuance of notes receivable	0	(9,411,720)	(9,450,642)
Repayment of notes receivable	10,335,807	6,410,154	15,043,109
Long Term Investment	0	(1,522,411)	0
Short Term Investment	(3,088,327)	(1,679,051)	0
Net cash provided by (used in) investing activities	$966,627	$(4,312,479)	$(57,134,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	2,257,268	(4,006,346)	(13,010,291)
Proceeds from short-term and long-term bank loans	65,912,237	50,640,214	48,306,743
Repayments of short-term and long-term bank loans	(35,815,325)	(47,595,391)	(46,517,604)
Proceeds from notes payable	12,038,765	0	13,011,917
Repayment of notes payable	0	0	(27,650,324)
Repayment of bond payable	0	0	(13,011,917)
Fund raising through issuing common stock and warrants	0	0	78,358,991
Option exercise, stock awards & other financing	0	0	8,431,247
Warrant exercise	434,666	0	21,101,039
Net cash provided by (used in) financing activities	$44,827,611	$(961,523)	$69,019,801

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,732,305)	(11,646,257)	15,213,029
Effect of exchange rate changes on cash	(770,333)	2,005,356	(1,595,938)
Cash and cash equivalents at beginning of year	16,738,559	26,379,460	12,762,369

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,235,921	$16,738,559	$26,379,460

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$2,598,846	$2,496,654	$1,932,392
Interest paid	$1,671,372	$2,188,223	$3,475,893

SUPPLEMENTAL NON-CASH DISCLOSURES:
Construction in progress transferred back to prepayments	$35,035,762	$-	$7,969,799
Accounts payable transferred to construction in progress	$4,191,246	$-	$-
Settlement of due from JV Company and related parties with notes receivable	$43,707,157	$99,147,703	$13,548,659
Settlement of accounts receivables with notes receivable from unrelated parties	$15,052,339	$23,292,896	$1,706,188
Assignment of notes receivable to supplier to settle accounts payable	$59,355,952	$119,107,737	$14,311,483
Settlement of accounts payable with notes payables	$8,146,783	$13,781,830	$5,707,027